EXHIBIT 10.1

                             MANAGEMENT AGREEMENT

      This Management Agreement (the "Agreement"), is made and entered into as of the 5th day of March, 1998, by and between Discovery Laboratories, Inc., a Delaware corporation ("Discovery"), and Acute Therapeutics, Inc., a Delaware corporation ("ATI").

                                    RECITALS

      A. Discovery, ATI and ATI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Discovery ("Acquisition Subsidiary"), have entered into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "Merger Agreement"), pursuant to which ATI will become a wholly-owned subsidiary of Discovery through a merger of Acquisition Subsidiary into ATI, upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings as in the Merger Agreement.

      B. Discovery is a development stage pharmaceutical company engaged in the development of proprietary pharmaceuticals to treat post-menopausal osteoporosis, cystic fibrosis and other diseases. ATI is a development stage pharmaceutical company engaged in the development of acute care pharmaceuticals to treat Acute Respiratory Distress Syndrome, Meconium Aspiration Syndrome and Idiopathic Respiratory Distress Syndrome.

      C. The closing under the Merger Agreement (the "Closing") is scheduled to occur following satisfaction of all of the conditions to Closing set forth in the Merger Agreement but no later than July 15, 1998.

      D. Discovery and ATI wish to provide for a smooth and efficient transition and integration of the businesses of Discovery and ATI, pending the closing of the transactions provided for in the Merger Agreement. In furtherance of this transition, Discovery has requested and ATI has agreed that the ATI management personnel (the "ATI Management Team") will manage the operations of both Discovery and ATI through the effective date of the Merger (the "Effective Date"), with each member of the ATI Management Team assuming responsibilities on behalf of, and a title at, Discovery comparable to the responsibilities and title held by such individual at ATI.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

      I. Management Services:

      A. Subject to the terms and conditions set forth in this Agreement, Discovery hereby engages ATI to provide, and ATI hereby accepts such engagement and agrees to provide, operational, transition and integration management services to Discovery. ATI shall provide such services by making available to Discovery each member of the ATI Management Team whose entry into an employment agreement with Discovery is a condition to any party's obligations under the Merger Agreement. During the term of this Agreement, the ATI Management Team shall be responsible for the overall management of the operations of Discovery and shall report to, and shall be subject to the policies established by, Discovery's Board of Directors. Notwithstanding the foregoing, no member of the ATI Management Team shall have the authority by virtue of this Agreement to participate in any meeting of the Board of Directors of Discovery or any committee thereof except upon invitation. Moreover, Discovery does not delegate to ATI under this Agreement any powers, duties or responsibilities which it is prohibited by law from delegating.

      B. Each member of the ATI Management Team shall have duties and responsibilities on behalf of Discovery comparable to the duties and responsibilities of such individual at ATI. Each such individual shall have the same title at Discovery as he or she has at ATI, with the additional designation "Acting," as set forth on Schedule A hereto.

      C. During the term of this Agreement, management and supervisory personnel of Discovery shall report to Robert J. Capetola, Ph.D., who will serve as the Acting President and Chief Executive Officer of Discovery.

      II. Option Grants. The ATI Management Team shall be granted, on the date of this Agreement, options to purchase an aggregate of 126,500 shares of Discovery Common Stock (allocated as per attached Schedule B), which shall vest in accordance with Schedule B. Notwithstanding Schedule B, if the Merger has not occurred by July 15, 1998, due to the failure of


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Discovery or its stockholders to perform any of their obligations under the
Merger Agreement, all such options shall be immediately vested in full.

      III. Term and Termination. The term of this Agreement ("Term") shall commence on the date of this Agreement and shall terminate on the earliest to occur of (i) the Effective Date or (ii) termination of the Merger Agreement.

      IV. Compensation. If the Merger is consummated, no compensation shall be payable to ATI or the ATI Management Team other than the options granted pursuant to Section II hereof. If the Merger is not consummated on or prior to July 15, 1998 due to the failure of Discovery or its stockholders to perform any of their obligations under the Merger Agreement, Discovery shall pay to ATI on the date of termination or July 15, 1998, whichever occurs first (the "Date of Termination"), 50% of the salary expense attributable to the ATI Management Team from the date of this Agreement through the Date of Termination and all the options granted pursuant to Section II hereof shall be immediately vested in full.

      V. Indemnification.

            A. Benefits Indemnification. Except as specifically provided in
Section IV hereof, Discovery and ATI shall each be liable for any wages or benefits earned or accrued by each of its employees and owing to them under applicable law, their respective policies and procedures or otherwise and each of Discovery and ATI shall indemnify, defend and hold harmless each other party and its respective employees from and against any and all costs, expenses and liabilities with respect thereto (the "Benefits Indemnity"). The parties specifically acknowledge and agree that in the event of the termination of this Agreement other than upon the Closing, such Benefits Indemnity shall survive the termination of this Agreement.

            B. Director and Officer Indemnification. The ATI Management Team shall be indemnified by Discovery with respect to their actions as acting officers of Discovery during the term of this Agreement to the same extent that Discovery's officers and directors are indemnified by Discovery.

      VI. Assignment. This Agreement and the duties hereunder shall not be assigned or delegated in whole or in part by either party, it being understood and agreed that this Agreement is personal to Discovery and ATI.

      VII. Notices. All notices required or permitted hereunder shall be given in writing and shall be delivered in the manner and at the addresses set forth in the Merger Agreement.

      VIII. Relationship of the Parties. The relationship of the parties shall be that of independent contractors and all acts performed by ATI during the Term by ATI shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture between Discovery, its successors and assigns on the one hand, and ATI, its successors and assigns on the other hand. With respect to situations that involve a potential conflict of interest between Discovery and ATI in the course of ATI's duties under this Agreement, unless otherwise specifically agreed between Discovery and ATI, the employees of ATI shall be deemed to act only on behalf of ATI and the employees of Discovery shall be deemed to act only on behalf of Discovery.

      IX. Entire Agreement, Governing Law. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of their successors, and shall be interpreted, construed, governed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles of such state. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

      X. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

      XI. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

      XII. Cumulative; No Waiver. A right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be cumulative of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an event of default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the


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parties thereto, as the case may be.

      XIII. Authorization for Agreement. Each of Discovery and ATI represents and warrants that the execution and performance of this Agreement by Discovery and ATI have been duly authorized by all necessary resolutions and corporate action, and this Agreement constitutes the valid and enforceable obligations of Discovery and ATI in accordance with its terms.

      XIV. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute but one and the same Agreement.

      XV. No Effect on Merger Agreement. Each of the parties hereby acknowledges and agrees that entry into this Agreement, and the performance of their respective obligations hereunder, shall have no effect on the Merger Agreement including, without limitation, the


                                      -3-
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satisfaction of the conditions thereto or any rights of the parties with respect to termination thereof.

      IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.



                                    DISCOVERY LABORATORIES, INC.



                                        /s/  James S. Kuo
                                    ----------------------------------
                                    By: James S. Kuo, M.D.
                                    Its: President


                                    ACUTE THERAPEUTICS, INC.


                                        /s/  Robert J. Capetola
                                    ----------------------------------
                                    By: Robert J. Capetola, Ph.D.
                                    Its: President and Chief Executive Officer


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

                                  SCHEDULE A
                              ATI MANAGEMENT TEAM

Name                           Title
----                           -----

Harry G. Brittain, Ph.D.       Acting Vice President of Pharmaceutical
                               Development

Robert J. Capetola, Ph.D.      Acting President and Chief Executive Officer

Cynthia Davis                  Acting Controller

Laurence B. Katz, Ph.D.        Acting Vice President of Project
                               Administration and Clinical Administration

Lisa Mastroianni               Acting Director of Clinical Evaluation

Christopher Schaber            Acting Vice President of Regulatory Affairs
                               and Quality Assurance

Huei Tsai, Ph.D.               Acting Vice President of Biometrics

Thomas Wiswell, M.D.           Acting Vice President of Clinical Research

Joan Marie Brown

                                  SCHEDULE B


Name                             Options to be Issued*
----                             ---------------------
Harry G. Brittain, Ph.D.                  14,813
Joan Marie Brown                             670
Robert J. Capetola, Ph.D.                 43,010*/
Cynthia Davis                              4,428
Laurence B. Katz, Ph.D.                   14,813
Lisa Mastroianni                           4,326
Christopher Schaber                       14,813
Huei Tsai, Ph.D.                          14,813
Thomas Wiswell, M.D.                      14,813
Total                                    126,500
                                         =======


----------
* All options, other than those granted to Robert J. Capetola, will vest in three equal annual installments, the first installment of which will vest on the first year anniversary of the Closing of the Merger; notwithstanding the foregoing, if the Merger has not occurred by July 15, 1998 due to the failure of Discovery or its stockholders to perform any of their obligations under the Merger Agreement, all such options shall be immediately vested in full.

*/    These option vest in full on the date of grant.